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                                                                       Exhibit 5
                                                                       ---------

                                February 10, 2000

Vignette Corporation
901 South MoPac Expressway
Austin, Texas 78746

                  Re:  Vignette Corporation (the "Company")
                       Registration Statement for
                       3,605,185 Shares of Common Stock

Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 47,805 shares of Common Stock available for issuance under the Company's Engine 5, Ltd. 1999 Stock Option/Stock Issuance Plan, 580,000 shares of Common Stock available for issuance under the Company's DataSage, Inc. 1996 Stock & Option Plan and 1997 Stock & Option Plan, and of 2,977,380 shares available for issuance under the 1999 Equity Incentive Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the applicable plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Vignette Corporation's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,


                                  /s/ Gunderson Dettmer Stough Villeneuve
                                      Franklin & Hachigian, LLP

                                  Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP